EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Second Quarter 2019 Results

ENGLEWOOD CLIFFS, N.J., July 25, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $19.3 million for the second quarter of 2019 compared with $11.6 million for the first quarter of 2019 and $17.5 million for the second quarter of 2018.  Diluted earnings per share were $0.54 for the second quarter of 2019 compared with $0.33 in the first quarter of 2019 and $0.54 in the second quarter of 2018.

Adjusted net income amounted to $20.2 million, or $0.57 per diluted share, for the second quarter of 2019; $17.1 million, or $0.49 per diluted share, for the first quarter of 2019; and $17.5 million, or $0.54 per diluted share, for the second quarter of 2018.  Adjusted net income for the first and second quarters of 2019 excludes $5.6 million and $0.3 million, respectively, in after-tax merger-related expenses.  Adjusted net income for the second quarter 2019 also excludes an after-tax $0.7 million charge on the prepayment of higher-cost borrowings.  See supplemental tables for a complete reconciliation of GAAP earnings to adjusted earnings.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “ConnectOne Bank’s second quarter results were highlighted by continued organic loan growth and solid asset quality.  Total loans grew by nearly 10% sequentially on an annualized basis, with a majority of our growth attributable to higher yielding segments, while multi-family and other CRE lending were essentially flat.  Our net interest margin contracted from the sequential quarter by 4 basis points (8 basis points, adjusted), negatively impacted by several factors including rising costs of funding, a flatter yield curve, prepayments in mortgage backed securities, and slightly lower prepayment fees.  The margin outlook remains challenging. However, we are beginning to see a reduction in deposit costs as well as a benefit from our improved loan mix. We also expect to benefit from a recent repurchase of some of our FHLB borrowings.”

“Our performance metrics continue to reflect across-the-board financial strength,” Mr. Sorrentino added. “Return on assets was about 1.3%, return on tangible common equity was 14.8% and, on an adjusted basis, 15.5%, tangible book value per share increased by $0.34 to $15.01, and our efficiency ratio was 41.4%. Our credit quality remains sound. During the first quarter, as previously reported, we had a charge relating to a single loan secured by a commercial office building. Reflecting our philosophy of addressing issues expeditiously and to build timely resolutions, that situation was resolved favorably during the second quarter – the asset was foreclosed on and sold – resulting in a slight recovery. Additionally, in June, we finalized our previously announced acquisition of BoeFly.  An online business lending marketplace, BoeFly helps to connect small- to medium-sized businesses with professional loan brokers and lenders across the United States.  We already have experienced a strong cultural alignment with their FinTech-focused entrepreneurial team, and remain committed to supporting and enhancing the digital lending platform which is expected to augment fee income and generate profitable SBA lending opportunities.”

Operating Results

Fully taxable equivalent net interest income for the second quarter of 2019 was $46.1 million, an increase of $0.6 million, or 1.2%, from the first quarter of 2019, resulting primarily from an 1.5% increase in average interest-earning assets, offset by a 4 basis-point contraction of the net interest margin to 3.30% from 3.34%.  Included in net interest income were purchase accounting adjustments of $1.7 million during the second quarter of 2019 and $1.2 million during the first quarter of 2019.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.17% for the second quarter of 2019 and 3.25% for the first quarter of 2019.  The net interest margin contracted primarily due to higher funding costs and lower yields on securities, partially offset by higher yields on loans.

Noninterest income increased to $1.9 million in the second quarter of 2019 from $1.7 million in the first quarter of 2019 and $1.3 million in the second quarter of 2018.  Noninterest income consists of income on bank owned life insurance, net gains on sales of loans held-for-sale, net gains (losses) on equity securities and deposit service fees, loan fees, and other income.

Noninterest expenses totaled $21.6 million for second quarter of 2019, $28.1 million for the first quarter of 2019 and $17.1 million for the second quarter of 2018.  Included in noninterest expenses for the second and first quarters of 2019 were merger-related expenses of $0.3 million and $7.6 million, respectively.  Also included in noninterest expenses for the second quarter of 2019 is $1.0 million in loss on extinguishment of debt.  Excluding merger-related expenses and loss on extinguishment of debt, noninterest expenses decreased by $0.3 million from the first quarter of 2019 reflecting stable staff levels and reduced loan workout expense.

Income tax expense was $5.5 million for the second quarter of 2019, $2.5 million for the first quarter of 2019 and $4.6 million for the second quarter of 2018.  The effective tax rates for the second quarter of 2019, first quarter of 2019 and second quarter of 2018 were 22.2%, 17.6% and 20.8%, respectively. The increase in the effective tax rate for the current quarter from the sequential quarter was primarily due to a higher proportion of taxable income.

Asset Quality

The provision for loan losses was $1.1 million for the second quarter of 2019, $4.5 million for the first quarter of 2019 and $1.1 million for the second quarter of 2018. The first quarter provision included $3.0 million related to one impaired commercial office building credit.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $49.9 million at June 30, 2019, $51.9 million at December 31, 2018 and $50.8 million at June 30, 2018. Included in nonperforming assets were taxi medallion loans totaling $26.5 million at June 30, 2019, $28.0 million at December 31, 2018 and $28.9 million at June 30, 2018.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.82% at June 30, 2019, 0.95% at December 31, 2018 and 0.96% at June 30, 2018.  Excluding the taxi medallion loans, nonaccrual loans were $23.4 million at June 30, 2019, $23.8 million at December 31, 2018 and $20.8 million at June 30, 2018, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.46%, 0.53% and 0.48%, respectively. Nonaccrual loans at June 30, 2019 included a single $4.7 million credit that was paid off in full early in the third quarter. The annualized net loan charge-off ratio was 0.02% for the second quarter of 2019, 0.08% for the fourth quarter of 2018 and 0.00% for the second quarter of 2018. The allowance for loan losses represented 0.74%, 0.77%, and 0.77% of loans receivable as of June 30, 2019, December 31, 2018 and June 30, 2018, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 161.0% as of June 30, 2019, 146.8% as of December 31, 2018 and 161.7% as of June 30, 2018.

Selected Balance Sheet Items

At June 30, 2019, the balance sheet reflected the acquisition of Greater Hudson Bank.  The Company’s total assets were $6.1 billion, an increase of $647 million from December 31, 2018.  Total loans were $5.1 billion, an increase of $549 million from December 31, 2018.  The Company’s stockholders’ equity was $699 million at June 30, 2019, an increase of $85 million from December 31, 2018. The increase in stockholders’ equity was primarily attributable to the acquisition of Greater Hudson Bank, which increased capital by $56 million.  As of June 30, 2019, the Company’s tangible common equity ratio and tangible book value per share were 8.93% and $15.01, respectively.  As of December 31, 2018, the tangible common equity ratio and tangible book value per share were 8.77% and $14.42, respectively. Tangible book value per share increased $0.34, or 2.3%, from the sequential quarter.  Total goodwill and other intangible assets were approximately $169 million as of June 30, 2019 and $148 million and December 31, 2018.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.  Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Second Quarter 2019 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 25, 2019 to review the Company's financial performance and operating results. The conference call dial-in number is 323-794-2590, access code 4930630. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.connectonebank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, July 25, 2019 and ending on Thursday, August 1, 2019 by dialing 719-457-0820, access code 4930630. An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	June 30,	December 31,	June 30,
	2019	2018	2018
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$51,950	$39,161	$56,931
Interest-bearing deposits with banks	133,700	133,205	119,238
Cash and cash equivalents	185,650	172,366	176,169

Securities available-for-sale	441,911	412,034	400,015
Equity securities	11,152	11,460	11,559

Loans receivable	5,090,492	4,541,092	4,360,854
Less: Allowance for loan losses	37,698	34,954	33,594
Net loans receivable	5,052,794	4,506,138	4,327,260

Investment in restricted stock, at cost	31,767	31,136	32,441
Bank premises and equipment, net	19,781	19,062	20,389
Accrued interest receivable	21,272	18,214	16,754
Bank owned life insurance	126,132	113,820	112,275
Right of use operating lease assets	16,397	-	-
Other real estate owned	-	-	1,076
Goodwill	162,574	145,909	145,909
Core deposit intangibles	6,140	1,737	2,027
Other assets	33,496	30,216	29,494
Total assets	$6,109,066	$5,462,092	$5,275,368

LIABILITIES
Deposits:
Noninterest-bearing	$813,635	$768,584	$765,150
Interest-bearing	3,827,508	3,323,508	3,140,260
Total deposits	4,641,143	4,092,092	3,905,410
Borrowings	597,317	600,001	628,995
Operating lease liabilities	17,787	-	-
Subordinated debentures (net of $1,435, $1,599 and $1,763 in debt issuance costs)	128,720	128,556	128,392
Other liabilities	24,875	27,516	34,014
Total liabilities	5,409,842	4,848,165	4,696,811

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	471,071	412,546	412,546
Additional paid-in capital	17,277	15,542	13,756
Retained earnings	235,649	211,345	177,619
Treasury stock	(21,892)	(16,717)	(16,717)
Accumulated other comprehensive loss	(2,881)	(8,789)	(8,647)
Total stockholders' equity	699,224	613,927	578,557
Total liabilities and stockholders' equity	$6,109,066	$5,462,092	$5,275,368

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	06/30/19	06/30/18	06/30/19	06/30/18
Interest income
Interest and fees on loans	$63,524	$49,494	$123,850	$96,519
Interest and dividends on investment securities:
Taxable	2,573	2,150	5,515	4,037
Tax-exempt	1,081	778	2,208	1,592
Dividends	410	502	867	987
Interest on federal funds sold and other short-term investments	290	160	647	424
Total interest income	67,878	53,084	133,087	103,559
Interest expense
Deposits	16,596	9,169	31,947	16,857
Borrowings	5,752	4,970	10,658	9,610
Total interest expense	22,348	14,139	42,605	26,467

Net interest income	45,530	38,945	90,482	77,092
Provision for loan losses	1,100	1,100	5,600	18,900
Net interest income after provision for loan losses	44,430	37,845	84,882	58,192

Noninterest income
Income on bank owned life insurance	833	775	1,655	1,549
Net gains on sales of loans held-for-sale	46	12	65	29
Deposit, loan and other income	914	601	1,700	1,217
Net gains (losses) on equity securities	158	(47)	261	(168)
Net losses on sales of securities available-for-sale	(9)	-	(1)	-
Total noninterest income	1,942	1,341	3,680	2,627

Noninterest expenses
Salaries and employee benefits	11,822	9,736	23,805	19,415
Occupancy and equipment	2,357	2,031	4,852	4,174
FDIC insurance	825	765	1,580	1,615
Professional and consulting	1,370	825	2,579	1,548
Marketing and advertising	397	337	607	544
Data processing	1,139	1,091	2,294	2,239
Merger expenses	331	-	7,893	-
Loss on extinguishment of debt	1,047	-	1,047	-
Amortization of core deposit intangibles	364	169	728	338
Other expenses	1,938	2,107	4,267	4,126
Total noninterest expenses	21,590	17,061	49,652	33,999

Income before income tax expense	24,782	22,125	38,910	26,820
Income tax expense	5,501	4,598	7,994	5,042
Net income	$19,281	$17,527	$30,916	$21,778

Earnings per common share:
Basic	$0.55	$0.54	$0.88	$0.68
Diluted	0.54	0.54	0.87	0.67

Dividends per common share	$0.090	$0.075	$0.180	$0.150

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Selected Financial Data	(dollars in thousands)
Total assets	$6,109,066	$6,048,976	$5,462,092	$5,368,641	$5,275,368
Loans receivable:
Commercial	$1,018,951	$1,012,930	$925,229	$886,212	$808,604
Commercial real estate	1,555,542	1,483,852	1,279,502	1,282,766	1,282,426
Multifamily	1,589,340	1,608,613	1,562,195	1,504,134	1,480,243
Commercial construction	602,213	548,039	465,389	494,206	498,607
Residential	326,661	319,214	309,991	295,948	288,449
Consumer	2,041	4,157	2,593	2,508	5,637
Gross loans	5,094,748	4,976,805	4,544,899	4,465,774	4,363,966
Unearned net origination fees	(4,256)	(4,154)	(3,807)	(3,287)	(3,112)
Loans receivable	5,090,492	4,972,651	4,541,092	4,462,487	4,360,854
Loans held-for-sale (net of valuation allowance)	-	368	-	270	-
Total loans	$5,090,492	$4,973,019	$4,541,092	$4,462,757	$4,360,854

Investment securities	$453,063	$528,103	$423,494	$421,442	$411,574
Goodwill and other intangible assets	168,714	162,747	147,646	147,791	147,936
Deposits:
Noninterest-bearing demand	$813,635	$833,090	$768,584	$758,213	$765,150
Time deposits	1,623,948	1,544,247	1,366,054	1,322,747	1,315,843
Other interest-bearing deposits	2,203,560	2,216,661	1,957,454	1,907,805	1,824,417
Total deposits	$4,641,143	$4,593,998	$4,092,092	$3,988,765	$3,905,410

Borrowings	$597,317	$603,412	$600,001	$629,979	$628,995
Subordinated debentures (net of debt issuance costs)	128,720	128,638	128,556	128,474	128,392
Total stockholders' equity	699,224	682,395	613,927	594,871	578,557

Quarterly Average Balances
Total assets	$6,001,669	$5,909,061	$5,261,493	$5,186,173	$5,104,661
Loans receivable:
Commercial	$1,024,617	$1,035,874	$896,032	$803,702	$764,028
Commercial real estate (including multifamily)	3,088,231	3,011,692	2,771,239	2,769,908	2,699,012
Commercial construction	571,130	524,952	464,556	494,460	494,092
Residential	322,517	335,574	304,954	294,758	282,504
Consumer	3,252	3,397	4,292	3,205	5,685
Gross loans	5,009,747	4,911,489	4,441,073	4,366,033	4,245,321
Unearned net origination fees	(4,463)	(3,930)	(3,340)	(3,182)	(3,208)
Loans receivable	5,005,284	4,907,559	4,437,733	4,362,851	4,242,113
Loans held-for-sale	225	124	211	54	30,099
Total loans	$5,005,509	$4,907,683	$4,437,944	$4,362,905	$4,272,212

Investment securities	$513,814	$524,394	$421,316	$415,074	$424,854
Goodwill and other intangible assets	164,709	162,814	147,741	147,883	148,046
Deposits:
Noninterest-bearing demand	$800,856	$824,115	$775,824	$761,782	$719,372
Time deposits	1,551,014	1,515,249	1,329,743	1,296,165	1,280,471
Other interest-bearing deposits	2,183,384	2,236,630	1,915,353	1,854,763	1,765,577
Total deposits	$4,535,254	$4,575,994	$4,020,920	$3,912,710	$3,765,420

Borrowings	$603,260	$486,687	$477,800	$531,251	$613,763
Subordinated debentures (net of debt issuance costs)	128,666	128,585	128,502	128,420	128,339
Total stockholders' equity	694,978	680,168	606,378	590,128	574,992

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
	(dollars in thousands, except for per share data)
Net interest income	$45,530	$44,952	$40,161	$39,962	$38,945
Provision for loan losses	1,100	4,500	1,100	1,100	1,100
Net interest income after provision for loan losses	44,430	40,452	39,061	38,862	37,845
Noninterest income
Income on bank owned life insurance	833	822	794	751	775
Net gains on sales of loans held-for-sale	46	19	30	2	12
Deposit, loan and other income	914	786	691	676	601
Net gains (losses) on equity securities	158	103	58	(157)	(47)
Net (losses) gains on sales of securities available-for-sale	(9)	8	-	-	-
Total noninterest income	1,942	1,738	1,573	1,272	1,341
Noninterest expenses
Salaries and employee benefits	11,822	11,983	9,988	10,181	9,736
Occupancy and equipment	2,357	2,495	2,001	2,137	2,031
FDIC insurance	825	755	765	735	765
Professional and consulting	1,370	1,209	1,129	891	825
Marketing and advertising	397	210	244	192	337
Data processing	1,139	1,155	1,080	1,102	1,091
Merger expenses	331	7,562	936	375	24
Loss on extinguishment of debt	1,047	-	-	-	-
Amortization of core deposit intangibles	364	364	144	145	169
Other expenses	1,938	2,329	2,037	2,372	2,083
Total noninterest expenses	21,590	28,062	18,324	18,130	17,061

Income before income tax expense	24,782	14,128	22,310	22,004	22,125
Income tax expense	5,501	2,493	3,638	2,102	4,598
Net income	$19,281	$11,635	$18,672	$19,902	$17,527

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$19,281	$11,635	$18,672	$19,902	$17,527
Merger expenses (after taxes)	274	5,597	739	297	-
Loss on extinguishment of debt (after taxes)	732	-	-	-	-
Net losses (gains) on sales of securities available-for-sale (after taxes)	2	(6)	-	-	-
Net gains on equity securities (after taxes)	(110)	(74)	(40)	110	33
Deferred tax valuation charge/adjustment	-	-	-	(1,408)	-
Tax benefit on employee share-based awards (ASU 2016-09)	-	(20)	(223)	(297)	(49)
Net income-adjusted	$20,179	$17,132	$19,148	$18,604	$17,511

Weighted average diluted shares outstanding	35,397,362	35,309,503	32,378,739	32,319,060	32,321,150

Diluted EPS (GAAP)	$0.54	$0.33	$0.58	$0.61	$0.54
Diluted EPS-adjusted (Non-GAAP) (1)	0.57	0.49	0.59	0.58	0.54

Return on Assets Measures
Net income-adjusted	$20,179	$17,132	$19,148	$18,604	$17,511

Average assets	$6,001,669	$5,909,061	$5,261,493	$5,186,173	$5,104,661
Less: average intangible assets	(164,709)	(162,814)	(147,741)	(147,883)	(148,046)
Average tangible assets	$5,836,960	$5,746,247	$5,113,752	$5,038,290	$4,956,615
Return on avg. assets (GAAP)	1.29%	0.80%	1.41%	1.52%	1.38%
Return on avg. assets-adjusted (non-GAAP) (2)	1.35	1.18	1.44	1.42	1.38

(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$20,179	$17,132	$19,148	$18,604	$17,511

Average common equity	$694,978	$680,168	$606,378	$590,128	$574,992
Less: average intangible assets	(164,709)	(162,814)	(147,741)	(147,883)	(148,046)
Average tangible common equity	$530,269	$517,354	$458,637	$442,245	$426,946

Return on avg. common equity (GAAP)	11.13%	6.94%	12.22%	13.38%	12.23%
Return on avg. common equity-adjusted (non-GAAP) (3)	11.65	10.22	12.53	12.51	12.22
Return on avg. tangible common equity (non-GAAP) (4)	14.78	9.33	16.24	17.95	16.58
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	15.46	13.63	16.65	16.78	16.57

Efficiency Measures
Total noninterest expenses	$21,590	$28,062	$18,324	$18,130	$17,061
Amortization of core deposit intangibles	(364)	(364)	(144)	(145)	(169)
Merger expenses	(331)	(7,562)	(936)	(375)	-
Loss on extinguishment of debt	(1,047)	-	-	-	-
Foreclosed property expense	-	1	(8)	(196)	(11)
Operating noninterest expense	$19,848	$20,137	$17,236	$17,414	$16,881

Net interest income (tax equivalent basis)	$46,092	$45,523	$40,678	$40,444	$39,409
Noninterest income	1,942	1,738	1,573	1,272	1,341
Net gains (losses) on equity securities	(158)	(103)	(58)	157	47
Net losses (gains) on sales of securities available-for-sale	9	(8)	-	-	-
Operating revenue	$47,885	$47,150	$42,193	$41,873	$40,797

Operating efficiency ratio (non-GAAP) (6)	41.4%	42.7%	40.9%	41.6%	41.4%

Net Interest Margin
Average interest-earning assets	$5,607,086	$5,522,934	$4,941,425	$4,856,678	$4,771,523

Net interest income (tax equivalent basis)	$46,092	$45,523	$40,678	$40,444	$39,409
Impact of purchase accounting fair value marks	(1,742)	(1,233)	(148)	(195)	(680)
Adjusted net interest income (tax equivalent basis)	$44,350	$44,290	$40,530	$40,249	$38,729

Net interest margin (GAAP)	3.30%	3.34%	3.27%	3.30%	3.31%
Adjusted net interest margin (non-GAAP) (7)	3.17	3.25	3.25	3.29	3.26

(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$699,224	$682,395	$613,927	$594,871	$578,557
Less: intangible assets	(168,714)	(162,747)	(147,646)	(147,791)	(147,936)
Tangible common equity	$530,510	$519,648	$466,281	$447,080	$430,621

Total assets	$6,109,066	$6,048,976	$5,462,092	$5,368,641	$5,275,368
Less: intangible assets	(168,714)	(162,747)	(147,646)	(147,791)	(147,936)
Tangible assets	$5,940,352	$5,886,229	$5,314,446	$5,220,850	$5,127,432

Common shares outstanding	35,352,866	35,432,468	32,328,542	32,238,264	32,184,047

Common equity ratio (GAAP)	11.45%	11.28%	11.24%	11.08%	10.97%
Tangible common equity ratio (non-GAAP) (8)	8.93	8.83	8.77	8.56	8.40

Regulatory capital ratios (Bancorp):
Leverage ratio	9.14%	9.12%	9.34%	9.15%	8.93%
Common equity Tier 1 risk-based ratio	9.65	9.68	9.75	9.50	9.33
Risk-based Tier 1 capital ratio	9.74	9.77	9.86	9.61	9.44
Risk-based total capital ratio	12.72	12.79	13.15	12.94	12.81

Regulatory capital ratios (Bank):
Leverage ratio	10.42%	10.43%	10.78%	10.64%	10.43%
Common equity Tier 1 risk-based ratio	11.12	11.17	11.37	11.18	11.02
Risk-based Tier 1 capital ratio	11.12	11.17	11.37	11.18	11.02
Risk-based total capital ratio	12.40	12.46	12.75	12.57	12.42

Book value per share (GAAP)	$19.78	$19.26	$18.99	$18.45	$17.98
Tangible book value per share (non-GAAP) (9)	15.01	14.67	14.42	13.87	13.38

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$406	$2,676	$920	$6	$47
Recoveries	(146)	(80)	(25)	(61)	(12)
Net loan charge-offs (recoveries)	$260	$2,596	$895	$(55)	$35
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.02%	0.21%	0.08%	(0.01)%	0.00%

Asset Quality
Nonaccrual taxi medallion loans	$26,498	$27,287	$28,043	$28,482	$28,944
Nonaccrual loans (excluding taxi medallion loans)	23,419	20,393	23,812	24,533	20,771
Other real estate owned	-	-	-	-	1,076
Total nonperforming assets	$49,917	$47,680	$51,855	$53,015	$50,791

Performing troubled debt restructurings	$16,332	$8,191	$11,165	$11,243	$12,827

Allowance for loan losses ("ALLL")	$37,698	$36,858	$34,954	$34,749	$33,594

Loans receivable	$5,090,492	$4,972,651	$4,541,092	$4,462,487	$4,360,854
Less: taxi medallion loans	28,054	28,911	28,043	28,482	28,944
Loans receivable (excluding taxi medallion loans)	$5,062,438	$4,943,740	$4,513,049	$4,434,005	$4,331,910

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.46%	0.41%	0.53%	0.55%	0.48%
Nonaccrual loans as a % of loans receivable	0.98	0.96	1.14	1.19	1.14
Nonperforming assets as a % of total assets	0.82	0.79	0.95	0.99	0.96
ALLL as a % of loans receivable	0.74	0.74	0.77	0.78	0.77
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	161.0	180.7	146.8	141.6	161.7
ALLL as a % of nonaccrual loans	75.5	77.3	67.4	65.5	67.6

(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$515,022	$3,941	3.07%	$531,083	$4,369	3.34%	$432,493	$3,136	2.91%
Total loans (2) (3) (4)	5,005,509	63,799	5.11	4,907,683	60,597	5.01	4,272,212	49,750	4.67
Federal funds sold and interest-
bearing deposits with banks	54,619	290	2.13	57,690	357	2.51	35,315	159	1.81
Restricted investment in bank stock	31,936	410	5.15	26,478	457	7.00	31,503	502	6.39
Total interest-earning assets	5,607,086	68,440	4.90	5,522,934	65,780	4.83	4,771,523	53,547	4.50
Allowance for loan losses	(37,390)			(35,499)			(32,668)
Noninterest-earning assets	431,973			421,626			365,806
Total assets	$6,001,669			$5,909,061			$5,104,661

Interest-bearing liabilities:
Time deposits	$1,551,014	9,366	2.42	$1,515,249	8,303	2.22	$1,280,471	5,830	1.83
Other interest-bearing deposits	2,183,384	7,230	1.33	2,236,630	7,048	1.28	1,765,577	3,338	0.76
Total interest-bearing deposits	3,734,398	16,596	1.78	3,751,879	15,351	1.66	3,046,048	9,168	1.21

Borrowings	603,260	3,870	2.57	486,687	3,024	2.52	613,763	3,091	2.02
Subordinated debentures (5)	128,666	1,845	5.75	128,585	1,845	5.82	128,339	1,840	5.75
Capital lease obligation	2,436	37	6.09	2,479	37	6.05	2,589	39	6.04
Total interest-bearing liabilities	4,468,760	22,348	2.01	4,369,630	20,257	1.88	3,790,739	14,138	1.50

Noninterest-bearing demand deposits	800,856			824,115			719,372
Other liabilities	37,075			35,148			19,558
Total noninterest-bearing liabilities	837,931			859,263			738,930
Stockholders' equity	694,978			680,168			574,992
Total liabilities and stockholders' equity	$6,001,669			$5,909,061			$5,104,661

Net interest income (tax equivalent basis)		46,092			45,523			39,409
Net interest spread (6)			2.89%			2.95%			3.00%

Net interest margin (7)			3.30%			3.34%			3.31%

Tax equivalent adjustment		(562)			(571)			(463)
Net interest income		$45,530			$44,952			$38,946

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,489, $1,570 and $1,816 for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $82 for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.